PG&E Corporation 8-K

Exhibit 3.1

Bylaws
of

PG&E Corporation (the “Corporation”)

Amended and Restated as of December 12, 2024 (“Effective Date”)

ARTICLE I

SHAREHOLDERS

1.           Place of Meeting. Meetings of the shareholders shall be held at such place, within or without the State of California, as may be designated from time to time by the Board of Directors (the “Board”).

A meeting of the shareholders may be conducted, in whole or in part, by electronic transmission by and to the Corporation or by electronic video screen communication if: (a) the Corporation implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, and (b) the Corporation maintains a record of the vote or action and any shareholder votes or other shareholder actions taken at the meeting by means of electronic transmission to the Corporation or electronic video screen communication.

Any request by the Corporation to a shareholder under Section 20(b) of the California Corporations Code for consent to conduct a meeting of shareholders by electronic transmission must include a notice that, absent consent of the shareholder, the meeting will be held at a physical location.

2.           Annual Meetings. The first annual meeting of shareholders following the Effective Date is designated to take place on the date and at the time determined by the Board, which date must be within 15 months of the Effective Date. Thereafter, the annual meeting of shareholders must be held each year on a date and at a time designated by the Board.

Written notice of the annual meeting shall be given not less than ten (or, if sent by third- class mail, thirty) nor more than sixty days prior to the date of the meeting to each shareholder entitled to vote thereat. The notice shall state the place (if any), date, and hour of such meeting, the means of electronic transmission by and to the Corporation or electronic video screen communication (if any) by which shareholders may participate in that meeting, and those matters which the Board, at the time of mailing, intends to present for action by the shareholders.

Notice of any meeting of the shareholders shall be given by mail, electronic transmission, or other written communication to each holder of record of the stock entitled to vote thereat, at his address, as it appears on the books of the Corporation.

For purposes of this Section 2 only, “electronic transmission” from the Corporation means a communication (a) delivered by (i) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, for that shareholder on record with the Corporation, (ii) posting on an electronic message board or network which the Corporation has designated for those communications, together with a separate notice to the recipient of the posting, which transmission shall be validly delivered upon the later of the posting or delivery of the separate notice thereof, or (iii) other means of electronic communication, (b) to a shareholder who has provided an unrevoked consent to the use of those means of transmission for such communications, and (c) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form. In addition, the consent to an electronic transmission by the Corporation to an individual shareholder shall be preceded by or include a clear written statement to the shareholder as to: (a) any right of the recipient to have the record provided or made available on paper or in non- electronic form, (b) whether the consent applies only to that transmission, to specified categories of communications, or to all communications from the Corporation, and (c) the procedures the recipient must use to withdraw consent.

At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the Board, or (b) otherwise properly brought before the annual meeting by a shareholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2 and Article I, Section 3 of these Bylaws.

For business to be properly brought before an annual meeting of shareholders by a shareholder, including the nomination of any person (other than a person nominated by or at the direction of the Board) for election to the Board, the shareholder must have given timely and proper written notice to the Corporate Secretary of the Corporation pursuant to this Section 2 or Article I, Section 3 of these Bylaws. Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors.

Other than director nominations pursuant to Article I, Section 3 of these Bylaws, to be timely, the shareholder’s written notice must be received at the principal executive office of the Corporation not more than 120 days and not less than ninety days before the anniversary date of the prior year’s annual meeting of shareholders; provided, however, that if the annual meeting to which the shareholder’s written notice relates is to be held on a date that differs by more than thirty days from the date of the last annual meeting of shareholders, the shareholder’s written notice to be timely must be so received not later than the close of business on the tenth day following the date on which public disclosure of the date of the annual meeting is made or given to shareholders. In the case of the first annual meeting of shareholders to be held after the Effective Date, the shareholder’s written notice to be timely must be so received not later than the close of business on the tenth day following the date on which public disclosure of the date of the annual meeting is made or given to shareholders. Any shareholder’s written notice that is delivered after the close of business (5:00 p.m. local time) will be considered received on the following business day. As used in these Bylaws, “public disclosure” shall include disclosure in a press release or in a document publicly filed by the Corporation with the United States Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934 (and its successors) (the “Exchange Act”) and the rules and regulations promulgated thereunder.

To be proper, the shareholder’s written notice must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the text of the proposal or business to be brought before the annual meeting (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (c) the name and address of the shareholder as they appear on the Corporation’s books and the name and address of any of its Associated Persons (defined below), (d) the class and number of shares of the Corporation that are beneficially owned or held of record by the shareholder or any of its Associated Persons, and a description of all Disclosable Interests (defined below) (i) held by the shareholder or any of its Associated Persons or (ii) to which any of them is a party, (e) a description of all agreements, arrangements, or understandings between or among (i) such shareholder, (ii) any Associated Person, and/or (iii) any other person or persons (naming such person or persons), in each case relating to the business to be brought before the annual meeting or pursuant to which such business is to be proposed by such shareholder, (f) any material interest of the shareholder or Associated Parties in such business, and (g) other such information concerning the shareholder, any of its Associated Persons, and such item of business as would be required under the rules of the SEC in a proxy statement soliciting proxies in support of the item of business proposed to be brought before the annual meeting; provided, however, that the disclosures required by this Section 2 shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company, or similar nominee solely as a result of such entity being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner or beneficial owners.

In addition, other than director nominations pursuant to Article I, Section 3 of these Bylaws, if the shareholder’s written notice relates to the nomination at the annual meeting of any person for election to the Board, such notice to be proper must also set forth (a) the name, age, business address, and residence address of each person to be so nominated, (b) the principal occupation or employment of each such person, (c) the number of shares of capital stock of the Corporation beneficially owned by each such person and any and all Disclosable Interests held by each such person to which each such person is a party, (d) a description of all agreements, arrangements, or understandings (including compensation) between or among (i) such shareholder, (ii) each nominee, (iii) any Associated Person, and/or (iv) any other person or persons (naming such person or persons), in each case relating to the nomination or pursuant to which the nomination or nominations are to be made by such shareholder and/or relating to the candidacy or service of the nominee as a director of the Corporation, (e) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (f) a representation that the shareholder will (i) solicit proxies from shareholders of the Corporation’s outstanding capital stock representing at least 67% of the voting power of the shares of capital stock entitled to vote on the election of directors, (ii) include a statement to that effect in its proxy statement and/or the form of proxy, (iii) otherwise comply with Rule 14a-19 promulgated under the Exchange Act and (iv) provide the Secretary of the Corporation not less than five business days prior to the meeting or any adjournment or postponement thereof, with reasonable documentary evidence (as determined by the Secretary in good faith) that such shareholder complies with such representations, (g) such other information concerning each such person as would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such person as a director, and accompanied by a consent, signed by each such person, to serve as a director of the Corporation if elected, and (h) if any such nominee, the shareholder nominating the nominee, or any such Associated Person expresses an intention or recommendation that the Corporation enter into a strategic transaction, any material interest in such transaction of each such proposed nominee, shareholder, or Associated Person, including without limitation, any equity interests or any Disclosable Interests held by each such nominee, shareholder, or Associated Person in any other person, the value of which interests could reasonably be expected to be materially affected by such transaction. In addition, such notice must contain a written and signed representation and agreement of each such nominee, pursuant to which such nominee represents and agrees that he or she (1) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director, will act or vote on any issue or question or that could reasonably be expected to limit or interfere with such nominee’s ability to comply with his or her fiduciary duties under applicable law that has not been disclosed to the Corporation, (2) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (3) if elected as a director, will comply with all of the Corporation’s then existing corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies, codes, and guidelines and any other Corporation policies, codes, and guidelines applicable to directors. To be proper notice, the shareholder’s notice also must include a written questionnaire completed by the proposed nominee with respect to the background and qualifications of such proposed nominee (which form of questionnaire shall be provided by the Corporate Secretary upon request).

The Corporation may require any proposed nominee, whether nominated by a shareholder or otherwise, to furnish such other information as it may reasonably require to determine (a) the eligibility of such proposed nominee to serve as a director of the Corporation, and (b) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation.

In addition, for a shareholder’s written notice to the Corporate Secretary to be proper and timely, a shareholder providing notice of any business (including the nomination of any person for election to the Board) proposed to be made at any annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement (or, if applicable, written confirmation that the information provided in such notice is still true and correct as of the applicable date) shall be delivered to, or mailed to and received by, the Corporate Secretary at the principal executive office of the Corporation no later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and no later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). A shareholder, in his or her initial written notice of any business to the Corporate Secretary, shall confirm his or her intention to update and supplement such notice as required herein. Notwithstanding the foregoing, if a shareholder providing notice in order to solicit proxies in support of director nominees other than the Corporation’s nominees, if any, no longer intends to solicit proxies in accordance with its representations pursuant to this Section 2, such shareholder shall inform the Corporation of this change by delivering a writing to the Secretary of the Corporation no later than two business days after the occurrence of such change.

Nothing in these Bylaws shall be deemed to affect any rights of a shareholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereof) and Rule 14a-19 (or any successor thereof) promulgated under the Exchange Act. Notwithstanding anything in these Bylaws to the contrary, except for proposals properly and timely made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of annual meeting given by or at the direction of the Board, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2 and Article I, Section 3 of these Bylaws.

In the event the Corporation receives proxies for disqualified or withdrawn nominees for the Board, such votes for such disqualified or withdrawn nominees in the proxies will be treated as abstentions. The number of nominees each shareholder may nominate for election at an annual meeting shall not exceed the number of directors to be elected at such annual meeting. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

As used in this Section 2, “Associated Person” shall mean (a) the beneficial owner or beneficial owners on whose behalf the written notice of business proposed to be brought before the annual meeting is made, if different from the shareholder proposing such business, and (b) each “affiliate” or “associate” (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of each such shareholder or beneficial owner.

As used in this Section 2, “Disclosable Interest” shall mean any agreement, arrangement, or understanding (including but not limited to any derivatives, swaps, long or short positions, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares that are held or have been entered into, directly or indirectly, by or on behalf of such shareholder, the nominee proposed by such shareholder, as applicable, or any such Associated Person), the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, provide the opportunity to profit from share price changes to, or maintain, increase, or decrease the voting power of, such shareholder, proposed nominee, as applicable, or any such Associated Person, with respect to shares of stock of the Corporation; provided, however, that Disclosable Interests shall not include any such disclosures with respect to any broker, dealer, commercial bank, trust company, or similar nominee solely as a result of such entity being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner or beneficial owners.

3.           Nominations of Directors Included in the Corporation’s Proxy Materials.

(a)           Inclusion of Shareholder Nominee in Proxy Statement. Subject to the provisions of this Section 3, if expressly requested in the relevant Nomination Notice (as defined in Section 3(d) below), the Corporation shall include in its proxy statement for any annual meeting of shareholders (but not at any special meeting of shareholders): (i) the name of any person nominated for election (the “Shareholder Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Shareholder (as defined in Article I, Section 3(c)(i) below) or group of up to 20 Eligible Shareholders that, as determined by the Board or its designee acting in good faith, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 3 (such Eligible Shareholder or group of Eligible Shareholders being a “Nominating Shareholder”); (ii) disclosure about the Shareholder Nominee and the Nominating Shareholder required under the rules of the SEC or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of the Shareholder Nominee’s election to the Board (subject, without limitation, to Article I, Section 3(e)(ii), provided that such statement does not exceed 500 words; and (iv) any other information that the Corporation or the Board determines, in their discretion, to include in the proxy statement relating to the nomination of the Shareholder Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 3.

(b)          Maximum Number of Shareholder Nominees.

(i)           The Corporation shall not be required to include in the proxy statement for an annual meeting of shareholders more Shareholder Nominees than that number of directors constituting 20 percent of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 3 (rounded down to the nearest whole number), but, in any event, not fewer than two (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (1) Shareholder Nominees whose nominations are subsequently withdrawn or disqualified and (2) Shareholder Nominees whom the Board itself decides to nominate for election at such annual meeting. In the event that one or more vacancies for any reason occurs on the Board after the deadline set forth in Article I, Section 3(d) but before the date of the annual meeting of shareholders and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii)          If the number of Shareholder Nominees pursuant to this Section 3 for any annual meeting of shareholders exceeds the Maximum Number, then, promptly upon notice from the Corporation, each Nominating Shareholder will select one Shareholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation’s common stock that each Nominating Shareholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Shareholder has selected one Shareholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Article I, Section 2(d), a Nominating Shareholder becomes ineligible or withdraws its nomination, or a Shareholder Nominee becomes ineligible or unwilling to serve on the Board, whether before or after the mailing of the definitive proxy statement, then the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the Shareholder Nominee or any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (2) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Shareholder Nominee will not be included as a Shareholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of shareholders.

(c)          Eligibility of Nominating Shareholder.

(i)           An “Eligible Shareholder” is a person who has either (1) been a record holder of the shares of common stock of the Corporation used to satisfy the eligibility requirements in this Section 3(c) continuously for the three-year period specified in this Section 3(c)(ii) below or (2) provides to the Corporate Secretary of the Corporation, within the time period referred to in Article I, Section 3(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board or its designee, acting in good faith, determines acceptable.

(ii)          An Eligible Shareholder or group of up to 20 Eligible Shareholders may submit a nomination in accordance with this Section 3 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined in Article I, Section 3(c)(iii) below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of shareholders. The following shall be treated as one Eligible Shareholder if such Eligible Shareholder shall provide together with the Nomination Notice documentation satisfactory to the Board or its designee, acting in good faith, that demonstrates compliance with the following criteria: (1) funds under common management and investment control; (2) funds under common management and funded primarily by the same employer; or (3) a “family of investment companies” or a “group of investment companies” (each as defined in the Investment Company Act of 1940, as amended). For the avoidance of doubt, in the event of a nomination by a Nominating Shareholder that includes more than one Eligible Shareholder, any and all requirements and obligations for a given Eligible Shareholder or, except as the context otherwise makes clear, the Nominating Shareholder that are set forth in this Section 3, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Shareholders constituting the Nominating Shareholder. Should any Eligible Shareholder withdraw from a group of Eligible Shareholders constituting a Nominating Shareholder at any time prior to the annual meeting of shareholders, the Nominating Shareholder shall be deemed to own only the shares held by the remaining Eligible Shareholders. As used in this Section 3, any reference to a “group” or “group of Eligible Shareholders” refers to any Nominating Shareholder that consists of more than one Eligible Shareholder and to all the Eligible Shareholders that make up such Nominating Shareholder.

(iii)         The “Minimum Number” of shares of the Corporation’s common stock means 3 percent of the number of outstanding shares of common stock of the Corporation as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.

(iv)         For purposes of this Section 3, an Eligible Shareholder “owns” only those outstanding shares of the Corporation’s common stock as to which such Eligible Shareholder possesses both: (1) the full voting and investment rights pertaining to such shares and (2) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (x) sold by such Eligible Shareholder or any of its affiliates in any transaction that has not been settled or closed, borrowed by such Eligible Shareholder or any of its affiliates for any purpose or purchased by such Eligible Shareholder or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such Eligible Shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (A) reducing in any manner, to any extent or at any time in the future, such Eligible Shareholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (B) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Shareholder or any of its affiliates. An Eligible Shareholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Shareholder. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has loaned such shares, provided that the Eligible Shareholder has the power to recall such loaned shares on not more than five business days’ notice. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board or its designee acting in good faith. For purposes of this Section 3(c)(iv), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the Exchange Act.

(v)         No Eligible Shareholder shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any Eligible Shareholder appears as a member of more than one group, such Eligible Shareholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.

(d)         Nomination Notice. To nominate a Shareholder Nominee pursuant to this Section 3, the Nominating Shareholder must submit to the Secretary all of the following information and documents in a form that the Board or its designee, acting in good faith, determines acceptable (collectively, the “Nomination Notice”), not less than 120 days nor more than 150 days prior to the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of shareholders; provided, however, that in the case of an Other Meeting Date (defined below), the Nomination Notice must be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to an Other Meeting Date or the tenth day following the date the Other Meeting Date is first publicly announced or disclosed (in no event will the adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):

(i)          one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Shareholder owns, and has continuously owned for the preceding three (3) years, the Minimum Number of shares, and the Nominating Shareholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Shareholder’s continuous ownership of the Minimum Number of shares through the record date;

(ii)         an agreement to provide immediate notice if the Nominating Shareholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting;

(iii)        a copy of the Schedule 14N (or any successor form) relating to the Shareholder Nominee, completed and filed with the SEC by the Nominating Shareholder as applicable, in accordance with SEC rules;

(iv)        the written consent of each Shareholder Nominee to being named in the Corporation’s proxy statement, form of proxy, and ballot as a nominee and to serving as a director if elected;

(v)         a written notice of the nomination of such Shareholder Nominee that includes the following additional information, agreements, representations, and warranties by the Nominating Shareholder (including, for the avoidance of doubt, each group member in the case of a Nominating Shareholder consisting of a group of Eligible Shareholders): (1) the information that would be required to be set forth in a shareholder’s notice of nomination pursuant to Article I, Section 2 of these Bylaws (other than the representation set forth in Article I, Section 2, paragraph nine, clause (f)); (2) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (3) a representation and warranty that the Nominating Shareholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (4) a representation and warranty that the Nominating Shareholder has not nominated and will not nominate for election to the Board at the annual meeting any person other than such Nominating Shareholder’s Shareholder Nominee(s); (5) a representation and warranty that the Nominating Shareholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) with respect to the annual meeting, other than with respect to such Nominating Shareholder’s Shareholder Nominee(s) or any nominee of the Board); (6) a representation and warranty that the Nominating Shareholder will not use any proxy card other than the Corporation’s proxy card in soliciting shareholders in connection with the election of a Shareholder Nominee at the annual meeting; (7) a representation and warranty that the Shareholder Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded (the “Stock Exchange Rules”); (8) a representation and warranty that the Shareholder Nominee: (A) does not have any direct or indirect relationship with the Corporation that will cause the Shareholder Nominee to be deemed not independent pursuant to the Corporation’s Corporate Governance Guidelines and director independence standards and otherwise qualifies as independent under the Corporation’s Corporate Governance Guidelines, director independence standards, and the Stock Exchange Rules; (B) meets the audit committee and compensation committee independence requirements under the Stock Exchange Rules; (C) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (D) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (E) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Shareholder Nominee; and (F) meets the director qualifications set forth in the Corporation’s Corporate Governance Guidelines; (9) a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Article I, Section 3(c); (10) a representation and warranty that the Nominating Shareholder will continue to satisfy the eligibility requirements described in Article I, Section 3(c) through the date of the annual meeting; (11) details of any position of the Shareholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice; (12) if desired, a statement for inclusion in the proxy statement in support of the Shareholder Nominee’s election to the Board, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder; and (13) in the case of a nomination by a Nominating Shareholder comprised of a group, the designation by all Eligible Shareholders in such group of one Eligible Shareholder that is authorized to act on behalf of the Nominating Shareholder with respect to matters relating to the nomination, including withdrawal of the nomination;

(vi)        an executed agreement pursuant to which the Nominating Shareholder (including in the case of a group, each Eligible Shareholder in that group) agrees: (1) to comply with all applicable laws, rules, and regulations in connection with the nomination, solicitation, and election; (2) to file any written solicitation or other communication with the Corporation’s shareholders relating to one or more of the Corporation’s directors or director nominees or any Shareholder Nominee with the SEC, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (3) to assume all liability stemming from an action, suit, or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder or the Shareholder Nominee nominated by such Nominating Shareholder with the Corporation, its shareholders, or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (4) to indemnify and hold harmless (jointly and severally with all other Eligible Shareholders, in the case of a group of Eligible Shareholders) the Corporation and each of its directors, officers, and employees individually against any liability, loss, damages, expenses, or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers, or employees arising out of or relating to a failure or alleged failure of the Nominating Shareholder or Shareholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements, or representations under this Section 3; (5) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Shareholder (including with respect to any Eligible Shareholder included in a group) with the Corporation, its shareholders, or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (6) in the event that the Nominating Shareholder (including any Eligible Shareholder included in a group) has failed to continue to satisfy the eligibility requirements described in Article I, Section 3(c), to promptly notify the Corporation; and

(vii)       an executed agreement by the Shareholder Nominee: (1) to provide to the Corporation such other information, including completion of the Corporation’s director nominee questionnaire, as the Board or its designee, acting in good faith, may request; (2) that the Shareholder Nominee has read and agrees, if elected to serve as a member of the Board, to adhere to the Corporation’s Corporate Governance Guidelines, Code of Business Conduct and Ethics for Directors, and any other Corporation policies and guidelines applicable to directors; and (3) that the Shareholder Nominee is not and will not become a party to (A) any compensatory, payment or other financial agreement, arrangement, or understanding with any person or entity in connection with such person’s nomination, candidacy, service, or action as director of the Corporation that has not been fully disclosed to the Corporation prior to or concurrently with the Nominating Shareholder’s submission of the Nomination Notice, (B) any agreement, arrangement, or understanding with any person or entity as to how the Shareholder Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been fully disclosed to the Corporation prior to or concurrently with the Nominating Shareholder’s submission of the Nomination Notice, or (C) any Voting Commitment that could limit or interfere with the Shareholder Nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law.

The information and documents required by this Section 3(d) shall be (i) provided with respect to and executed by each Eligible Shareholder in the group in the case of a Nominating Shareholder comprised of a group of Eligible Shareholders; and (ii) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) (x) in the case of a Nominating Shareholder that is an entity and (y) in the case of a Nominating Shareholder that is a group that includes one or more Eligible Shareholders that are entities. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 3(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Corporate Secretary of the Corporation. “Other Meeting Date” means the date of the first annual meeting of shareholders after the Effective Date and thereafter an annual meeting date if, and only if, the annual meeting of shareholders is not scheduled to be held within a period the commences 30 days before the first anniversary date of the preceding year’s annual meeting of shareholders and ends 30 days after the first anniversary date of the preceding year’s annual meeting of shareholders.

(e)          Exceptions.

(i)          Notwithstanding anything to the contrary contained in this Section 3, the Corporation may omit from its proxy statement any Shareholder Nominee and any information concerning such Shareholder Nominee (including a Nominating Shareholder’s statement in support) and no vote on such Shareholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Shareholder Nominee, if: (1) the Corporation receives a notice that a shareholder intends to nominate a candidate for director at the annual meeting pursuant to the advance notice requirements set forth in Article I, Section 2 of these Bylaws; (2) the Nominating Shareholder (or, in the case of a Nominating Shareholder consisting of a group of Eligible Shareholders, the Eligible Shareholder that is authorized to act on behalf of the Nominating Shareholder), or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted pursuant to this Section 3 or the Nominating Shareholder withdraws its nomination; (3) the Board or its designee, acting in good faith, determines that such Shareholder Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with these Bylaws or the Corporation’s Articles of Incorporation or any applicable law, rule, or regulation to which the Corporation is subject, including the Stock Exchange Rules;

(4) the Shareholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (5) the Corporation is notified, or the Board or its designee acting in good faith determines, that a Nominating Shareholder has failed to continue to satisfy the eligibility requirements described in Article I, Section 3(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Shareholder Nominee becomes unwilling or unable to serve on the Board or any material violation or breach occurs of any of the obligations, agreements, representations, or warranties of the Nominating Shareholder or the Shareholder Nominee under this Section 3.

(ii)            Notwithstanding anything to the contrary contained in this Section 3, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Shareholder Nominee included in the Nomination Notice, if the Board or its designee in good faith determines that: (1) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (2) such information directly or indirectly impugns the character, integrity, or personal reputation of, or directly or indirectly makes charges concerning improper, illegal, or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association, or other entity, organization, or governmental authority; (3) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule, or regulation; or (4) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Corporation. The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Shareholder Nominee.

4.             Special Meetings. (a) Special meetings of the shareholders shall be called by the Corporate Secretary or an Assistant Corporate Secretary at any time on order of the Board, the Chairperson of the Board, the Vice Chairperson of the Board, the Chairperson of the Executive Committee, the Chief Executive Officer, or the President. Special meetings of the shareholders shall also be called by the Corporate Secretary or an Assistant Corporate Secretary upon the written request of holders of shares entitled to cast not less than ten percent of the votes at the meeting measured as of the record date established pursuant to Article I, Section 4(b) of these Bylaws (such request, a “Special Meeting Request”).

(b)         Any shareholder seeking to submit a Special Meeting Request must deliver a notice to the Corporate Secretary of the Corporation which requests the Board to set a record date for determining shareholders entitled to request a special meeting under Section 600(d) of the California Corporations Code (a “Record Date Request”). Such Record Date Request must state (i) a brief description of the purpose of the meeting and (ii) the class and number of shares of the Corporation that are beneficially owned by the requesting shareholder. Within twenty-eight days of receiving the Record Date Request in the proper form, the Board shall set a record date for the requesting of a special meeting in accordance with Section 701 of the California Corporations Code. If the Board fails to set a record date within such twenty- eight-day period, the record date for determining shareholders entitled to request a special meeting for the matters disclosed in the Record Date Request shall be the close of business on the twenty-eighth day after the date such Record Date Request is received by the Corporate Secretary (or, if such twenty-eighth day is not a business day, the first business day thereafter).

(c)         A Special Meeting Request shall be in writing, shall be delivered to the Chairperson of the Board, the Vice Chairperson of the Board, the Chairperson of the Executive Committee, the Chief Executive Officer, the President, or the Corporate Secretary, and shall state (i) the purposes of the meeting, (ii) the business proposed to be transacted at such meeting and the reasons for conducting such business at the meeting, and (iii) if such request is made by a shareholder, the text of the proposal or business to be brought before the meeting (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment). In connection with any special meeting of the shareholders called in accordance with the provisions of this Section 4, upon written request in proper form sent pursuant to Section 601(c) of the California Corporations Code (or any successor provision) by the person or persons (other than the Board) calling such meeting, it shall be the duty of the Corporate Secretary, subject to the immediately succeeding sentence, to cause notice of such meeting to be given in accordance with Article I, Section 2, Paragraph 3 of these Bylaws as promptly as reasonably practicable and, in connection therewith, to establish the place and, subject to Section 601(c) of the California Corporations Code (or any successor provision), the date and hour of such meeting.

(d)         To be in proper form, any Record Date Request or Special Meeting Request submitted by or on behalf of a shareholder or shareholders shall include the information required in Article I, Section 2 of these Bylaws. Within five business days after receiving such a shareholder request, the Board shall determine whether such shareholder or shareholders have satisfied the requirements for requesting a record date or calling a special meeting of the shareholders in accordance with the provisions of this Section 4, and shall notify the requesting party or parties of its finding.

(e)         In the event that a special meeting of shareholders is called pursuant to this Section 4 for the purpose of electing one or more directors, any shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, but only if the shareholder has given timely and proper written notice to the Corporate Secretary. To be timely under this Section 4, the shareholder’s written notice must be received by the close of business at the principal executive office of the Corporation not more than 120 days in advance of the date of such special meeting and not less than ninety days prior to the date of such special meeting or the tenth day following the date on which public disclosure of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is first made or given to shareholders. To be proper, the notice shall include the information required by the seventh through eleventh paragraphs of Article I, Section 2 of these Bylaws, as applied to the special meeting. In no event shall any adjournment, recess, or postponement of a special meeting of shareholders or the public disclosure thereof commence a new time period (or extend any time period) for the giving of timely written notice for business to be properly brought before the special meeting by a shareholder as described in this Section 4. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or any duly authorized committee thereof, or (b) provided that the Board or any duly authorized committee thereof has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 4 is delivered to the Corporate Secretary, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth and referenced in this Section 4.

5.             Determination of Proper Business. Each of the Board, the Chairperson of the Board, the lead director, and the presiding officer of any annual or special meeting of shareholders shall have the power to determine whether business was properly and timely proposed in accordance with the provisions of this Article I, and if any of them should determine that such business is not in compliance with Article I, the presiding officer of the annual or special meeting of shareholders shall have the authority to declare at the meeting that any such business was not properly and timely brought before the meeting and shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation. Notwithstanding the foregoing provisions of this Article I, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders to present a nomination (including any nominee included in the Corporation’s proxy materials under Rule 14a-19 under the Exchange Act) or other proposed business (including any proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Exchange Act), such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

6.             Voting at Meetings. At any meeting of the shareholders, each holder of record of stock shall be entitled to vote in person or by proxy (as defined in Section 178 of the California Corporations Code).

7.             Shareholder Action by Written Consent. Subject to Section 603 of the California Corporations Code, any action which, under any provision of the California Corporations Code, may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Any party seeking to solicit written consent from shareholders to take corporate action must deliver a notice to the Corporate Secretary of the Corporation which requests the Board to set a record date for determining shareholders entitled to give such consent. Such written request must set forth as to each matter the party proposes for shareholder action by written consents (a) a brief description of the matter and (b) the class and number of shares of the Corporation that are beneficially owned by the requesting party. Within ten days of receiving the request in the proper form, the Board shall set a record date for the taking of such action by written consent in accordance with Section 701 of the California Corporations Code and Article IV, Section 1 of these Bylaws. If the Board fails to set a record date within such ten-day period, the record date for determining shareholders entitled to give the written consent for the matters specified in the notice shall be the day on which the first written consent is given in accordance with Section 701(b)(2) of the California Corporations Code.

Each written consent delivered to the Corporation must set forth (a) the action sought to be taken, (b) the name and address of the shareholder as they appear on the Corporation’s books, (c) the class and number of shares of the Corporation that are beneficially owned by the shareholder, (d) the name and address of the proxyholder authorized by the shareholder to give such written consent, if applicable, and (e) any material interest of the shareholder or proxyholder in the action sought to be taken.

Consents to corporate action shall be valid for a maximum of sixty days after the date of the earliest dated consent delivered to the Corporation. Consents may be revoked by written notice (a) to the Corporation, (b) to the shareholder or shareholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the “Soliciting Shareholders”), or (c) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Shareholders.

Within three business days after receipt of the earliest dated consent solicited by the Soliciting Shareholders and delivered to the Corporation in the manner provided in Section 603 of the California Corporations Code or the determination by the Board that the Corporation should seek corporate action by written consent, as the case may be, the Corporate Secretary shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the Corporation.

Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Shareholders or their proxy solicitors, or other designated agents. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. The inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the Soliciting Shareholder or their representatives, or any other entity. As soon as practicable after the earlier of (a) sixty days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 603 of the California Corporations Code, or (b) a written request therefor by the Corporation or the Soliciting Shareholders (whichever is soliciting consents), notice of which request shall be given to the party opposing the solicitation of consents, if any, which request shall state that the Corporation or Soliciting Shareholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these Bylaws, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Shareholders stating: (a) the number of valid consents, (b) the number of valid revocations, (c)the number of valid and unrevoked consents, (d) the number of invalid consents, (e) the number of invalid revocations, and (f) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

Unless the Corporation and the Soliciting Shareholders shall agree to a shorter or longer period, the Corporation and the Soliciting Shareholders shall have forty-eight hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within forty-eight hours after the inspectors’ issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Shareholders their final report containing the information from the inspectors’ determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the Corporation or the Soliciting Shareholders issue written notice of an intention to challenge the inspectors’ preliminary report within forty-eight hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Shareholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of shareholders are recorded.

Unless the consent of all shareholders entitled to vote have been solicited in writing, the Corporation shall give prompt notice to the shareholders in accordance with Section 603 of the California Corporations Code of the results of any consent solicitation or the taking of the corporate action without a meeting and by less than unanimous written consent.

8.             Qualified Representatives. For purposes of this Article I, to be a “qualified representative” of the shareholder, a person must be a duly authorized officer, manager, or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the applicable annual or special meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, along with personal identification demonstrating the representative’s identity, and in a format acceptable to the Corporation, at the applicable annual or special meeting.

ARTICLE II

DIRECTORS.

1.             Number and Composition.

(a)         The exact number of directors shall be within the limits specified in the Articles of Incorporation, fixed from time to time by the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

(b)         Except as provided in Section 9 of this Article II, directors will be elected at each annual meeting of the shareholders to hold office until the next annual meeting and each director, including a director elected to fill a vacancy, will hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

2.             Powers. Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation relating to action required to be approved by the shareholders or by the outstanding shares, or by a less than majority vote of a class or series of preferred shares, the business and affairs of the corporation will be managed and all corporate powers will be exercised by or under the direction of the Board.

3.             Committees. The Board may, by resolution adopted by a majority of the authorized number of directors, designate and appoint one or more committees as the Board deems appropriate, each consisting of two or more directors, to serve at the pleasure of the Board; provided, however, that, as required by this Corporation’s Articles of Incorporation, the members of the Executive Committee (should the Board designate an Executive Committee) must be appointed by the affirmative vote of two-thirds of the authorized number of directors. Any such committee, including the Executive Committee, shall have the authority to act in the manner and to the extent provided in the resolution of the Board designating such committee and may have all the authority of the Board, except with respect to the matters set forth in Section 311 of the California Corporations Code. Notwithstanding any of the foregoing, the powers granted to the Executive Committee may not supersede the powers or responsibilities granted to the Safety and Nuclear Oversight Committee in accordance with the charter of the Safety and Nuclear Oversight Committee.

4.             Time and Place of Directors’ Meetings. Regular meetings of the Board shall be held on such days and at such times and at such locations as shall be fixed by resolution of the Board, or designated by the Chairperson of the Board or, in his absence, the Vice Chairperson of the Board, the Chief Executive Officer, or the President of the Corporation and contained in the notice of any such meeting. Notice of meetings shall be delivered personally or sent by mail or electronic transmission at least seven days in advance unless otherwise authorized.

5.             Special Meetings. The Chairperson of the Board, the Vice Chairperson of the Board, the Chairperson of the Executive Committee, the Chief Executive Officer, the President, or any five directors may call a special meeting of the Board at any time. Notice of the time and place of special meetings shall be given to each director by the Corporate Secretary. Such notice shall be delivered personally or by telephone (or other system or technology designed to record and communicate messages, including facsimile, electronic mail, or other such means) to each director at least forty-eight hours in advance of such meeting, or sent by first-class mail or electronic transmission, postage prepaid, at least four days in advance of such meeting.

6.             Quorum. A quorum for the transaction of business at any meeting of the Board or any committee thereof shall consist of one-third of the authorized number of directors or committee members, or two, whichever is larger.

7.             Action by Consent. Any action required or permitted to be taken by the Board may be taken without a meeting if all directors individually or collectively consent in writing to such action and if the number of members of the Board serving at the time constitutes a quorum. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

8.             Meetings by Conference Telephone. Any meeting, regular or special, of the Board or of any committee of the Board, may be held by conference telephone, electronic video screen communication, or electronic transmission by or to the corporation. Participation in a meeting through the use of conference telephone or electronic video screen communication constitutes presence in person at that meeting as long as all members participating in the meeting are able to hear one another. Participation in a meeting through electronic transmission by and to the Corporation (other than conference telephone and electronic video screen communication) constitutes presence in person at that meeting if both of the following apply: (a) each member participating in the meeting can communicate with all of the other members concurrently; and (b) each member is provided the means of participating in all matters before the board, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the Corporation.

9.             Majority Voting. In any uncontested election, nominees receiving the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be elected. In any election that is not an uncontested election, the nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by those shares, shall be elected; votes against a director and votes withheld shall have no legal effect.

For purposes of these Bylaws, “uncontested election” means an election of directors of the Corporation in which, at the expiration of the times fixed under Article I, Section 2 and Article I, Section 3 of these Bylaws requiring advance notification of director nominees, or for special meetings, at the time notice is given of the meeting at which the election is to occur, the number of nominees for election does not exceed the number of directors to be elected by the shareholders at that election.

If an incumbent director fails, in an uncontested election, to receive the vote required to be elected in accordance with this Article II, Section 9, then, unless the incumbent director has earlier resigned, the term of such incumbent director shall end on the date that is the earlier of (a) ninety (90) days after the date on which the voting results are determined pursuant to Section 707 of the California Corporations Code, or (b) the date on which the Board selects a person to fill the office held by that director in accordance with the procedures set forth in these Bylaws and Section 305 of the California Corporations Code.

ARTICLE III

OFFICERS.

1.             Officers. The following officers of the Corporation may only be elected by the Board: Chairperson (or Chair) of the Board, Vice Chairperson, Chairperson of the Executive Committee, Chief Executive Officer, President, Chief Financial Officer, General Counsel, Chief Risk Officer, Chief Safety Officer, and Corporate Secretary. Each of these officers serves at the pleasure of the Board, subject to the rights, if any, of that officer under any contract of employment.

The Board also may elect, or may empower the Chairperson and/or another officer or officers who has been elected by the Board to appoint: a Treasurer, and/or one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers as may be appropriate. Subject to the rights, if any, of that officer under any contract of employment, each such officer will hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board or the officer appointing that officer may from time to time determine, provided that except as may be authorized by the Board an officer may not remove any officer who has been elected by the Board.

Notwithstanding the foregoing, so long as required by the California Public Utilities Commission’s June 1, 2020 decision approving the Plan of Reorganization of the Corporation and Pacific Gas and Electric Company (the “Utility”), the following officers may be elected only by the Board and only if recommended for election by the Safety and Nuclear Oversight Committee: any officer who will be an “executive officer,” as that term is defined in Rule 3b-7 under the Exchange Act; Chief Risk Officer; and Chief Safety Officer. Any number of offices may be held by the same person.

2.             Chairperson (or Chair) of the Board. The Board may elect a Chairperson of the Board who must be a member of the Board and presides at all meetings of the shareholders, of the directors, and of the Executive Committee in the absence of the Chairperson of that Committee. The Chairperson of the Board has such duties and responsibilities as may be prescribed by the Board or these Bylaws. The Chairperson of the Board has the authority to sign on behalf of the Corporation agreements and instruments of every character, and, in the absence or disability of the Chief Executive Officer, may exercise the Chief Executive Officer’s duties and responsibilities.

3.             Vice Chairperson (or Vice Chair) of the Board. The Vice Chairperson of the Board shall be a member of the Board and have such duties and responsibilities as may be prescribed by the Board, the Chairperson of the Board, or these Bylaws. In the absence of the Chairperson of the Board, the Vice Chairperson of the Board shall preside at all meetings of the Board and of the shareholders; and, in the absence of the Chairperson of the Executive Committee and the Chairperson of the Board, the Vice Chairperson of the Board shall preside at all meetings of the Executive Committee. The Vice Chairperson of the Board shall have authority to sign on behalf of the Corporation agreements and instruments of every character.

4.             Chairperson (or Chair) of the Executive Committee. The Chairperson of the Executive Committee shall be a member of the Board and preside at all meetings of the Executive Committee. The Chairperson of the Executive Committee shall aid and assist the other officers in the performance of their duties and shall have such other duties as may be prescribed by the Board or these Bylaws.

5.             Chief Executive Officer. The Chief Executive Officer shall have such duties and responsibilities as may be prescribed by the Board, the Chairperson of the Board, or these Bylaws. If there be no Chairperson of the Board and no Vice Chairperson of the Board, the Chief Executive Officer shall also exercise the duties and responsibilities of the Chairperson of the Board. The Chief Executive Officer shall have authority to sign on behalf of the Corporation agreements and instruments of every character. In the absence or disability of the President, the Chief Executive Officer shall exercise the President’s duties and responsibilities.

6.             President. The President shall have such duties and responsibilities as may be prescribed by the Board, the Chairperson of the Board, the Chief Executive Officer, or these Bylaws. If there be no Chief Executive Officer, the President shall also exercise the duties and responsibilities of that office. The President shall have authority to sign on behalf of the Corporation agreements and instruments of every character.

7.             Chief Financial Officer. The Chief Financial Officer shall be responsible for the overall management of the financial affairs of the Corporation. The Chief Financial Officer shall render a statement of the Corporation’s financial condition and an account of all transactions whenever requested by the Board, the Chairperson of the Board, the Vice Chairperson of the Board, the Chief Executive Officer, or the President.

The Chief Financial Officer shall have such other duties as may from time to time be prescribed by the Board, the Chairperson of the Board, the Vice Chairperson of the Board, the Chief Executive Officer, the President, or these Bylaws.

8.             General Counsel. The General Counsel shall be responsible for handling on behalf of the Corporation all proceedings and matters of a legal nature. As legal counsel to the Corporation, the General Counsel shall render advice and legal counsel to the Board, officers, and employees of the Corporation, as necessary to the proper conduct of the business. The General Counsel shall keep the management of the Corporation informed of all significant developments of a legal nature affecting the interests of the Corporation.

The General Counsel shall have such other duties as may from time to time be prescribed by the Board, the Chairperson of the Board, the Vice Chairperson of the Board, the Chief Executive Officer, the President, or these Bylaws.

9.             Chief Risk Officer. The Board may, and unless and until otherwise authorized by the California Public Utilities Commission (the “CPUC”), shall, appoint a Chief Risk Officer to be the enterprise risk officer for the Corporation with oversight of risk assessment and mitigation. The Chief Risk Officer shall be empowered to report directly to the Chief Executive Officer, Safety and Nuclear Oversight Committee and Audit Committee, in each case, of the Corporation and the Utility. The Chief Risk Officer shall be responsible for oversight of risks associated with the Corporation’s operations and the environment related to public safety, including, but not limited to, nuclear risk, wildfire risk and risks of other natural disasters as well as new strategic risks confronting utilities. The Chief Risk Officer shall render to the Chief Executive Officer, Safety and Nuclear Oversight Committee and Audit Committee (in each case, of the Corporation and the Utility) such periodic reporting as may be required by them. The Chief Risk Officer shall periodically render reports to or appear in front of the CPUC in such periods and in such manner required by the CPUC.

Subject to any requirements of the CPUC, the Chief Risk Officer shall have such other duties as may from time to time be prescribed by the Board, the Chairperson of the Board, the Vice Chairperson of the Board, the Chief Executive Officer, the President, the Safety and Nuclear Oversight Committee, the Audit Committee or these Bylaws.

10.           Chief Safety Officer. The Board may, and unless and until otherwise authorized by the CPUC, shall, appoint a Chief Safety Officer to be responsible for the oversight of the enterprise-wide safety program, including workplace safety and public safety. The Chief Safety Officer shall be empowered to report to the Chief Executive Officer and Safety and Nuclear Oversight Committee, in each case, of the Corporation and the Utility. The Chief Safety Officer shall periodically render to the CPUC reports relating to public safety in such periods as required by the CPUC.

Subject to any requirements of the CPUC, the Chief Safety Officer shall have such other duties as may from time to time be prescribed by the Board, the Chairperson of the Board, the Vice Chairperson of the Board, the Chief Executive Officer, the President, the Safety and Nuclear Oversight Committee or these Bylaws.

11.           Vice Presidents. Each Vice President shall have such duties and responsibilities as may be prescribed by the Board, the Chairperson of the Board, the Vice Chairperson of the Board, the Chief Executive Officer, the President, or these Bylaws. Each Vice President’s authority to sign agreements and instruments on behalf of the Corporation shall be as prescribed by the Board. The Board, the Chairperson of the Board, the Vice Chairperson of the Board, the Chief Executive Officer, or the President may confer a special title upon any Vice President.

12.           Corporate Secretary. The Corporate Secretary shall attend all meetings of the Board and the Executive Committee, and all meetings of the shareholders, and the Corporate Secretary shall record the minutes of all proceedings in books to be kept for that purpose. The Corporate Secretary shall be responsible for maintaining, or causing to be maintained, a proper share register and stock transfer books for all classes of shares issued by the Corporation. The Corporate Secretary shall give, or cause to be given, all notices of all shareholders’ meetings, Board meetings, and meetings of committees of the Board for which notice is required by statute or these Bylaws. The Corporate Secretary shall keep the seal of the Corporation in safe custody, and shall affix the seal of the Corporation to any instrument requiring it and shall attest the same by the Corporate Secretary’s signature.

The Corporate Secretary shall have such other duties as may be prescribed by the Board, the Chairperson of the Board, the Vice Chairperson of the Board, the Chief Executive Officer, the President, or these Bylaws.

The Assistant Corporate Secretaries shall perform such duties as may be assigned from time to time by the Board, the Chairperson of the Board, the Vice Chairperson of the Board, the Chief Executive Officer, the President, or the Corporate Secretary. In the absence or disability of the Corporate Secretary, the Corporate Secretary’s duties shall be performed by an Assistant Corporate Secretary.

13.           Treasurer. The Treasurer shall have custody of all moneys and funds of the Corporation, and shall cause to be kept full and accurate records of receipts and disbursements of the Corporation. The Treasurer shall deposit all moneys and other valuables of the Corporation in the name and to the credit of the Corporation in such depositaries as may be designated by the Board or any employee of the Corporation designated by the Board. The Treasurer shall disburse such funds of the Corporation as have been duly approved for disbursement.

The Treasurer shall perform such other duties as may from time to time be prescribed by the Board, the Chairperson of the Board, the Vice Chairperson of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or these Bylaws.

The Assistant Treasurers shall perform such duties as may be assigned from time to time by the Board, the Chairperson of the Board, the Vice Chairperson of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or the Treasurer. In the absence or disability of the Treasurer, the Treasurer’s duties shall be performed by an Assistant Treasurer.

14.           Controller. The Controller shall be responsible for maintaining the accounting records of the Corporation and for preparing necessary financial reports and statements, and the Controller shall properly account for all moneys and obligations due the Corporation and all properties, assets, and liabilities of the Corporation. The Controller shall render to the officers such periodic reports covering the result of operations of the Corporation as may be required by them or any one of them.

The Controller shall have such other duties as may from time to time be prescribed by the Board, the Chairperson of the Board, the Vice Chairperson of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or these Bylaws. The Controller shall be the principal accounting officer of the Corporation, unless another individual shall be so designated by the Board.

ARTICLE IV MISCELLANEOUS.

1.             Record Date. The Board may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, or entitled to receive any dividend or distribution, or allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty nor less than ten days prior to the date of such meeting nor more than sixty days prior to any other action for the purposes for which it is so fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting, or entitled to receive any dividend or distribution, or allotment of rights, or to exercise the rights, as the case may be.

2.             Certificates; Direct Registration System. Shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under California law. Any certificates that are issued must be signed in the name of the Corporation by the Chairperson of the Board, the Vice Chairperson of the Board, the President, or a Vice President and by the Chief Financial Officer, an Assistant Treasurer, the Secretary, or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, Transfer Agent, or Registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, Transfer Agent, or Registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, Transfer Agent, or Registrar at the date of issue. The Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates in accordance with Section 416 of the California Corporations Code.

Transfers of shares of stock of the Corporation must be made by the Transfer Agent and Registrar on the books of the Corporation after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing, the Board has power and authority to make such rules and regulations as it may deem necessary or appropriate concerning the issue, transfer, and registration of shares of stock of the Corporation, and to appoint and remove Transfer Agents and Registrars of transfers.

3.             Lost Certificates. Any person claiming a certificate of stock to be lost, stolen, mislaid, or destroyed shall make an affidavit or affirmation of that fact and verify the same in such manner as the Board may require, and shall, if the Board so requires, give the Corporation, its Transfer Agents, Registrars, and/or other agents a bond of indemnity in form approved by counsel, and in amount and with such sureties as may be satisfactory to the Corporate Secretary of the Corporation, before a new certificate (or uncertificated shares in lieu of a new certificate) may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen, mislaid, or destroyed.

ARTICLE V

AMENDMENTS.

1.             Amendment by Shareholders. Except as otherwise provided by law, these Bylaws, or any of them, may be amended or repealed or new Bylaws adopted by the affirmative vote of a majority of the outstanding shares entitled to vote at any regular or special meeting of the shareholders.

2.             Amendment by Directors. To the extent provided by law, these Bylaws, or any of them, may be amended or repealed or new Bylaws adopted by resolution adopted by a majority of the members of the Board; provided, however, that amendments to Article II, Section 9 of these Bylaws, and any other Bylaw provision that implements a majority voting standard for director elections (excepting any amendments intended to conform those Bylaw provisions to changes in applicable laws) shall be amended by the shareholders of the Corporation as provided in Article V, Section 1.

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